Listing Report:Supplement No. 150 dated Jan 21, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 436004
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.30%	Starting monthly payment:	$49.07

Auction yield range:	4.06% - 9.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1994	Debt/Income ratio:	Not calculated
Credit score:	780-799 (Jan-2010)	Current / open credit lines:	10 / 8	Employment status:	Retired
Now delinquent:	0	Total credit lines:	31	Length of status:	19y 10m
Amount delinquent:	$0	Revolving credit balance:	$1,240	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	unrivaled-integrity	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Kitchen
Purpose of loan:
This loan will be used to?
Remodel Kitchen
My financial situation:
I am a good candidate for this loan because? I pay my bills on time and don't have exess debt.? My kitchen is dated and needs some new applicances and remodel.? I would appreciate a loan to update the kitchen and make it more useable.? I would appreciate any help you could give me at this time.? I would enjoy the using the kitchen more and making it a beautiful part of my home.? Thank you very much.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 436612
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$164.16

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1986	Debt/Income ratio:	30%
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	12y 9m
Amount delinquent:	$0	Revolving credit balance:	$108,028	Occupation:	Clergy
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	spiritual-community	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Renew
Purpose of loan:
This loan will be used to? pay back our life savings the $5000 I borrowed from it...????????

My financial situation:
I am a good candidate for this loan because? excellent payment record, steady employment future, an honest guy all around.? I am trying to beat 'the man' - the banks who take great customers and then all at once lower credit limits to loan ratio so it looks like we borrowed too much when that was not the case at all.

Monthly net income: $ 5600????

Monthly expenses: $ 1900
??Housing: $ 600
??Insurance: $ 250/yr
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 437364
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	23.58%	Starting borrower rate/APR:	24.58% / 26.88%	Starting monthly payment:	$276.77

Auction yield range:	8.06% - 23.58%	Estimated loss impact:	9.06%
Lender servicing fee:	1.00%	Estimated return:	14.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-1980	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-799 (Jan-2010)	Current / open credit lines:	3 / 2	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	17	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$1,883	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	31%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	peace-victor	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
My husband and I are both small business owners, and have owned our businesses for 3 1 /2 years. Unfortunately, with the economy, we have seen a drastic decrease in business. And, many of my clients have cut their budgets. Because we are self-employed, it has been very difficult for us to make ends meet during this time. Clients have paid late, or not at all. We have always had excellent credit and paid our bills on time, and would like to continue to do the right thing.

Having the ability to pay down our debt at a reasonable interest rate is very important to us. In order to have some breathing room, and grow our businesses. Our businesses have suffered durning this economic crisis, but both are starting to pick up again.

Thank you so much for this opportunity.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 442582
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,100.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$126.56

Auction yield range:	11.06% - 26.00%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-2006	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,533	Occupation:	Student - College S...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	78%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	neighborly-liberty5	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Engagement Ring
Purpose of loan:
An engagement ring for my girlfriend of 4 and half years.

My financial situation:
I am in my last year of college, although, I have a very decent credit score for a college student.

Monthly net income: $1000

Monthly expenses: $600
??Housing: $450
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $45
??Food, entertainment: $
??Clothing, household expenses $50
??Credit cards and other loans: $50
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443426
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1998	Debt/Income ratio:	8%
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	8y 5m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	23	Homeownership:	No
Inquiries last 6m:	0
Screen name:	majesty4	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying new car
Purpose of loan:
This loan will be used to?buy a small sized car.

My financial situation: very good.
I am a good candidate for this loan because? i have less than $500 dollars out-go expenses and make over $3000 a month.

Monthly net income: $ $3000

Monthly expenses: $
??Housing: $0
??Insurance: $70
??Car expenses: $0
??Utilities: $0
??Phone, cable, internet: $180
??Food, entertainment: $500
??Clothing, household expenses $100
??Credit cards and other loans: $50
??Other expenses: $gas- $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443432
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	20.95%	Starting borrower rate/APR:	21.95% / 24.21%	Starting monthly payment:	$190.82

Auction yield range:	8.06% - 20.95%	Estimated loss impact:	7.49%
Lender servicing fee:	1.00%	Estimated return:	13.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jan-1973	Debt/Income ratio:	20%
Credit score:	780-799 (Jan-2010)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	17y 9m
Amount delinquent:	$0	Revolving credit balance:	$16,778	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	durability-human	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
payin for Daughters college
Purpose of loan: My daughter is completing her second year at a State University. She is an excellent student, seeking to be a teacher when she graduates.
This loan will be used to pay for her her finishing her second year.

My financial situation:
I am a good candidate for this loan because I hve a good credit rating,?pay All of my bills, and am a long term employee with a good track record @
an international company in good financial condition.

Also, we will be listing our house for sale?now that houses are selling at a growing?rate and frequency. We will use part ot those proceeds to pay for her final two years at the university.

Thanks for your consideration, you won't be sorry will your decision to help with the education expense at this time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443438
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.06%	Starting borrower rate/APR:	18.06% / 20.27%	Starting monthly payment:	$271.37

Auction yield range:	17.06% - 17.06%	Estimated loss impact:	35.44%
Lender servicing fee:	1.00%	Estimated return:	-18.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	11 / 11	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	18	Length of status:	3y 10m
Amount delinquent:	$44	Revolving credit balance:	$3,086	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	63%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	billingsley_dorothy	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	58 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,600.00	< mo. late:	0 ( 0% )	640-659 (Nov-2007) 640-659 (Feb-2007)
Principal balance:	$537.59	1+ mo. late:	0 ( 0% )
Total payments billed:	58
Description
Hello again Prosper
Hello again Prosper,

Thank you very much for taking the time to review and bid on my loan request. ?I currently have a loan that is being paid on time, and a previous loan that has been paid in full and I was never late on any payments.? I am looking forward to continue building my reputation and positive business relationship with Prosper. This will also allow me to continue building my FICO score. ?For this loan I am requesting $7,500. ?With this loan, I will pay off my current loan with Prosper as well as pay off my schooling and medical bills, and?invest in my daughter?s invention by helping her pay it off for it to be finalized.

Here is my monthly financial detail:

Net (monthly) income- $2,628
Rent-$871
Car- $267
Life insurance- $134
Auto insurance- $94
Telephone- $19
Food- $250
Gas (for auto)- $60
Utilities- $67

Total- $1,762

I will have $866 left to pay towards this loan monthly. As I have kept my promises before, I will not let Prosper and its affiliates down. You have my 100% guarantee as well as my history which speaks for itself. ?Please continue to give me the chance to show you that I am worthy of your trust. ?Thanks again, for taking the time to review my loan request!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443444
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1995	Debt/Income ratio:	26%
Credit score:	620-639 (Jan-2010)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	18	Length of status:	3y 10m
Amount delinquent:	$190	Revolving credit balance:	$715	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	12	Homeownership:	No
Inquiries last 6m:	4
Screen name:	Lbell76	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	620-639 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	620-639 (Nov-2009) 620-639 (Jul-2007)
Principal balance:	$631.41	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Paying off my infants medical bills
Purpose of loan:
This loan will be used to pay down my second childs hospital bill and my own.? We found out after the birth of our second child that our new health insurance did not cover maternity.?

My financial situation:
This will be the?third ?time I'm listing this loan.???I'm listed as a high risk because I have old debts from when I was out of work some years ago.??If this doesn't work this time, the collection agency will be attempting to garnish my wages taking my hard earned money away from my children. I currently have a prosper loan and as everyone can see I was never late nor was their ever a nsf on the loan, I will always pay prosper.? Please help my family avoid financial ruin.? I am a good candidate for this loan because, I'm a hardworking parent with a stable job, ?who is just trying to provide a good life for my children.? The birth of our second child was meant to only be a joyous occasion, and while it was and an absolute?blessing to my husband and myself, ??it should not have been overshadowed by the worry of how we were to pay for our hospital care.? We recently found out that our new insurance did not cover maternity care, our insurance would only have covered us completely if there were complications during the pregnancy or if something would have happened during childbirth to either myself or our daughter.? It was extremely disturbing speakinig to our insurance rep who informed me that we would have been in a better situation if complications had occured, then more coverage would have been provided.? I work full time for a medical company and am fortunate in the fact that they are doing very well in these hard economic times. However between providing for my two year old and trying to pay off old debts that acrued during the loss of my previous job some years back, we were not able to put away savings for an emergency, thus leaving me without the means to put the required amount down that the hospital is asking for before they send this bill to collections.? We do not qualify for financial aid through the hospital nor can we afford the near 1000 dollar a month payment they are asking for.??Without a substantial down payment they will send this to collections, where I was told they would garnish a large portion of my ?wages until this is paid off.? Please help our family avoid financial ruin and help us to simply enjoy being a family with two beuatiful healthy children.

Monthly net income: $ 1854.54

Monthly expenses: $
??Housing: $ Husband
??Insurance: $ 27 dollars a month for car insurance
??Car expenses: $ 183 a month lease
??Utilities: $ Husband
??Phone, cable, internet: $ 50 dollars for?phone, husband pays other utilities
??Food, entertainment: $?600 dollars approximate
??Clothing, household expenses $ 100?approximate
??Credit cards and other loans: $ 400 approximate
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443462
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$733.12

Auction yield range:	17.06% - 18.00%	Estimated loss impact:	35.50%
Lender servicing fee:	1.00%	Estimated return:	-17.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1999	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Jan-2010)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	4y 10m
Amount delinquent:	$0	Revolving credit balance:	$97,473	Occupation:	Investor
Public records last 12m / 10y:	1/ 2	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	jeffreyd81	Borrower's state:	NewYork	Borrower's group:	Christian Opportunities
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	26 ( 72% )	680-699 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	10 ( 28% )	680-699 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Investment Property
I am a part time real estate investor.? I currently own 15 rental properties in the Philadelphia area.? I usually would use hard money to fund most rehab or new construction deals.? Prosper is a better alternative to that.? This loan is to fund a student housing rental in the Temple University area of Philadelphia.?

Acquisition of shell= 45kConstruction= 30kARV (After Repair Value)= 110kThis would be my second loan on prosper.? My current prosper rating of HR does not correctly reflect my lendability. I have a Tax lien on file that was satisfied and not yet removed.? I can provide proof of this if requested.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443470
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$286.43

Auction yield range:	17.06% - 21.00%	Estimated loss impact:	19.19%
Lender servicing fee:	1.00%	Estimated return:	1.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	6 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	15	Length of status:	4y 5m
Amount delinquent:	$0	Revolving credit balance:	$5,236	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	worth-companion	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying inventory for Growth
Purpose of loan:

We will?use the funds to acquire additional product for the growth we are experiencing.

The Items we sell are Hobby related items such as RC Cars, Planes, Helicopters, Science kits for the kids and much more.
Our Christmas sales exceeded expectations, so now we're stocking up on the parts and accessories needed for continued support to our growing customer base.

While sales of larger ticket items such as RC Cars and Helicopters Yield an average profit of 34%, the on-going support of parts and upgrades yield a much higher profit of 85-120% to include more profits from the labor required for installation of such items.

We have worked late hours to build a complete list of needed items for this continued support and found we are in need of additional funding.
Our calculations and prior year?s activities have assisted us in making a list that consist of items that will turn over 3 times in the next 4 months.

More information about us:

With over 30 years of experience and 5 years in the business, our company continues to grow even after a devastating fire last year this time.
We are a company that has both a local and internet based sales stream that is growing consistently.
Our goal is to provide a higher degree of service and support while increasing our customer base.
RC & Me hobbies Web site (www.rcandme.com)?has grown 200% in the last 4 months with the help of 2 new programmers.
We have over 5000 items listed and will pass 10k in the next 2 months.

My financial situation:

My Credit report will show all payments are made on time all the time and so will the repayment of this load.
While banks are not lending, we are hoping to obtain a loan from you, with your help we can continue to grow our company.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443474
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1997	Debt/Income ratio:	33%
Credit score:	700-719 (Jan-2010)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	30	Length of status:	5y 6m
Amount delinquent:	$2,213	Revolving credit balance:	$1,291	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	53%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Homeownership:	Yes
Inquiries last 6m:	8
Screen name:	leverage-travels	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting out of Divorce debt
Purpose of loan:
This loan will be used to? Pay off existing debts out of my name to MOVE FORWARD in my divorce situation.? I have 3 kids looking to me for guidance and care in this situation.

My financial situation:
I am a good candidate for this loan because? I am an RN, work as many hours as I can, and make good money.? I am current on ALL my bills, but soon to be ex keeps sabotaging and dragging out the divorce to drain me financially.? But I will not let him ;)

Monthly net income: $ 6000 +

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 50
??Car expenses: $ 400
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 600
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 0
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443482
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	6.50%	Starting borrower rate/APR:	7.50% / 9.58%	Starting monthly payment:	$171.08

Auction yield range:	4.06% - 6.50%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	4.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1995	Debt/Income ratio:	11%
Credit score:	780-799 (Jan-2010)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$6,957	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	markbc	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high interest CC
Purpose of loan:
This loan will be used to pay down credit card debt that I accumulated during my divorce last year.? I'm hoping that I'll receive a great interest rate through prosper to pay my credit card debt faster as the credit card companies are charging a large amount of interest these days.

My financial situation:
I am a good candidate for this loan because I have an very good credit history with no late payments for the past 10 years.? I always pay on time and more than the minimum.? I'm very eager to become debt free within the next few years, please help me in my goal!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443488
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$173.33

Auction yield range:	11.06% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1999	Debt/Income ratio:	27%
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	17 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$8,078	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	a-indomitable-justice	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit cards with high interest

My financial situation is stable:
I am a good candidate for this loan because I have a stable job and NEVER HAVE ANY LATE PAYMENTS, COLEECTIONS, ETC...

Monthly net income: $ 675

Monthly expenses: $675
??Housing: $
??Insurance: $ 57
??Car expenses: $ 400
??Utilities: $ 40
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443494
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$282.56

Auction yield range:	17.06% - 20.00%	Estimated loss impact:	19.13%
Lender servicing fee:	1.00%	Estimated return:	0.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Feb-1992	Debt/Income ratio:	39%
Credit score:	740-759 (Jan-2010)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	21y 9m
Amount delinquent:	$0	Revolving credit balance:	$5,131	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	93%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	makeadifference	Borrower's state:	Colorado	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	26 ( 100% )	740-759 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	700-719 (Oct-2009) 720-739 (Jul-2009) 700-719 (Nov-2007) 700-719 (Aug-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Lower Credit Card Rate/Consolidate
Hi, and thank you for looking at my listing! My husband and I have both had Prosper loans and have paid them off.? We are looking for a loan to lower my credit card rate and pay off a couple of other bills. ????? .
I have stable employment - over 20 years with my current employer, and my husband has over 30 years with his employer. The debt-to-income ratio is actually better than it appears, because my husband's income was not included in the form, since the form said to only include my income. We have an above-average income - over $150,000 a year.

As you can see below, we will have cash left for the Prosper payment and then some.? We plan to use the left over cash to set aside an emergency fund, and give to charity.??We have also loaned to other Prosper borrowers like we have been helped in the past!?
$9,000 (Net - with my husband's and my income)

Monthly expenses: $6,869

Housing: $3,660
insurance: $ 469
Car payments/expenses: $680
Utilities: $250
Phone, cable, Internet $260
Food, entertainment $450
Clothing, household expenses $100
Credit cards: $400
Other Expenses: $600

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443506
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	13.50%	Starting borrower rate/APR:	14.50% / 16.66%	Starting monthly payment:	$413.05

Auction yield range:	8.06% - 13.50%	Estimated loss impact:	7.30%
Lender servicing fee:	1.00%	Estimated return:	6.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1992	Debt/Income ratio:	35%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	12y 2m
Amount delinquent:	$0	Revolving credit balance:	$3,030	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	11%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	emphatic-loot3	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a used car for family
Purpose of loan:
This loan will be used to purchase a used vehicle for my personal and family use. I am trying to find a dependable car that is a few years old that will provide transportation to and from my employment and other destinations that may arise for my use.

My financial situation is good. I have a steady job that I have been working at for several years. I have recently sold my older car, which had an outstanding balance on the loan before I sold it of around $13K. I was able to sell it for a couple hundred more than I owed. The vehicle I am looking for now will be a bit more fuel efficient and cost a bit less. I do maintain an emergency fund in an account that is near $8,000. My wife and I have our home on a 15 year loan in order to pay it off quickly, and this has thrown our DTI ratio off just enough to keep traditional financing through a bank/credit union from accommodating our needs.
I am a good candidate for this loan because I take my debts and commitments very seriously. I missed one payment a while back, only due to a foresight on my part because I was making all of my payments manually on the computer, and I thought I had made it. I have since made the change to have all payments I need to make come out of my checking account automatically. I intend to do the same with all payments I need to make in the future as well.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443512
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.34%	Starting borrower rate/APR:	32.34% / 34.75%	Starting monthly payment:	$874.87

Auction yield range:	11.06% - 31.34%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1966	Debt/Income ratio:	56%
Credit score:	740-759 (Jan-2010)	Current / open credit lines:	6 / 6	Employment status:	Retired
Now delinquent:	0	Total credit lines:	30	Length of status:	12y 10m
Amount delinquent:	$0	Revolving credit balance:	$118,601	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	p2ploan-channel	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan For My Daughter-House
Purpose of loan:
This loan will be used to give to my Daughter & her Husband to buy a house?

My financial situation:
I am a good candidate for this loan because I have excellent credit & have always paid my bills on time.? My Daughter & her Husband will be reimbursing me for the? monthly payment. Although they qualify for a mortgage they lack the down payment required in order to purchase their dream home. I really want to help them out, but don't want to dip into my savings.? My Daughter & her Husband both work full-time so I am confident they will repay the loan to me. Please help me make their dream of home ownership come true. Thank you!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443556
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$407.12

Auction yield range:	11.06% - 34.00%	Estimated loss impact:	10.87%
Lender servicing fee:	1.00%	Estimated return:	23.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1989	Debt/Income ratio:	19%
Credit score:	700-719 (Jan-2010)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	43	Length of status:	7y 1m
Amount delinquent:	$0	Revolving credit balance:	$10,319	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	14	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	volkl87	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting rid of the credit cards!
Purpose of loan:
This loan will be used to pay off older debt.? I have multiple credit card balances that I'd like to finally get rid of.? In 2002, I became divorced. I wanted to do ALL I could to make sure my son, who is EVERYTHING TO ME, was disrupted as least as possible due to financial setback.? So at the time, I became additionally burdened and my finances/credit took a hit, as is quite typical with divorce situations. It took the better part of the next 5 yrs. to keep "grinding" and finally see improvement again, and I AM HAPPY TO SAY over the last 2 to 3 yrs., I have rebuilt my credit back up over 100 points back to the 700's range.? PLEASE NOTE that I do NOT actually have any current delinquencies, the one shown is due to my name still being on one of my ex-wife's accounts which I just recently learned of.

I am now happily remarried, but really want to clean the slate in a consolidated, easier monthly payment to pay off current credit cards which include my older debt.? With this loan, I can pay off the cards and end up with a loan payment that is only half of what I pay now.? I HAVE COME TOO FAR and worked hard at REBUILDING my credit back to GOOD, and I will NOT go backwards.

My financial situation:? Gross Salary is $80,080/yr. (raise in April 2010 - will then be $82,160)
??????????????????????????????????? -wife makes? extra $13,650/yr.- net

I am a good candidate for this loan because I am fortunate to have a career in the "Transportation Engineering" industry which is benefitting from the economic stimulus funding of the country's transportation infrastructure.? I have been CONSTANTLY employed SINCE 1991 as a "civil engineer" in this industry with ONLY 3 MONTHS of unemployment (back in 1996) and that was only because the company I was with at that time went out of business.? I have a stable position with my current employer who I am in my 8th year with.

Monthly net income: $5002.00

Monthly expenses: $3718
??Housing: $1443.00
??Insurance: $85
??Car expenses: $500
??Utilities: $225
??Phone, cable, internet: $140
??Food, entertainment: $425
??Clothing, household expenses and food ($ wife pays)
??Credit cards and other loans: $700
??Other: (periodic repairs at home/car, property taxes) $200

Thanks to ALL who can help with my goal, as nothing is more important than MY FAMILY and SEEING MYSELF continue this forward momentum!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443562
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$23,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.50%	Starting borrower rate/APR:	9.50% / 9.84%	Starting monthly payment:	$736.76

Auction yield range:	3.06% - 8.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	7.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1987	Debt/Income ratio:	42%
Credit score:	840-859 (Jan-2010)	Current / open credit lines:	18 / 18	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	51	Length of status:	28y 5m
Amount delinquent:	$0	Revolving credit balance:	$6,975	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	10%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	first-class-interest098	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying two credit card off
Purpose of loan:
This loan will be used to pay off and close two Chase credit cards.??I pay more than the minimum payment each month, never have?I been late on a payment, but both cards have had the interest rates increased.? ?

My financial situation:
I am a good candidate for this loan because I want to be debt free.? I have a goal to be debt free in four years, except for my home mortgage.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443580
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$157.61

Auction yield range:	4.06% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1999	Debt/Income ratio:	24%
Credit score:	700-719 (Jan-2010)	Current / open credit lines:	18 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$61,339	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	wise-shiny-principal	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to??consolidate my credit cards.?There are a couple of?high interest credit card payments that I am trying to consolidate using this loan.

My financial situation:
I am a good candidate for this loan because? I have a good, fulltime permanent job with one of the nation's largest telecom companies and?I have always made?my loan payments in a timely manner.

Monthly net income: $ 8500

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 200
??Car expenses: $ 450?
??Utilities: $ 300
??Phone, cable, internet: $?50
??Food, entertainment: $ 500
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443600
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,997.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	21.95%	Starting borrower rate/APR:	22.95% / 25.23%	Starting monthly payment:	$580.14

Auction yield range:	8.06% - 21.95%	Estimated loss impact:	7.52%
Lender servicing fee:	1.00%	Estimated return:	14.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1998	Debt/Income ratio:	14%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$4,680	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	bazaar-mulberry4	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off cards and build savings
Purpose of loan:
This loan will be used to?
Payoff ~$5K of credit card debt and build some savings for a future home purchase.? At some point in the next year or two my family is looking to purchase a foreclosure home to renovate.
My financial situation:
I am a good candidate for this loan because?
I have excellent credit history, have a great job in a growing field (accounting/software), and have ample income to make payments.? I am fiscally responsible and my credit reflects this.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443602
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1978	Debt/Income ratio:	69%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	9 / 7	Employment status:	Retired
Now delinquent:	1	Total credit lines:	28	Length of status:	10y 7m
Amount delinquent:	$2,079	Revolving credit balance:	$16,599	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	diligent-cash1	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay taxes
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443604
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.06%	Starting borrower rate/APR:	18.06% / 20.27%	Starting monthly payment:	$434.19

Auction yield range:	17.06% - 17.06%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1984	Debt/Income ratio:	15%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	25y 2m
Amount delinquent:	$0	Revolving credit balance:	$8,131	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	31%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	delicious-openness	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?consolidate high intrest credit cards that just raised their rates for good paying customers for greed.?

My financial situation:
I am a good candidate for this loan because I'm?not behind on my payments and can pay $ 500.00 a month for a lower rare loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443606
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$81.76

Auction yield range:	17.06% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1993	Debt/Income ratio:	Not calculated
Credit score:	600-619 (Jan-2010)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	46	Length of status:	1y 0m
Amount delinquent:	$168	Revolving credit balance:	$2,199	Occupation:	Sales - Retail
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	108%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Soundman43055	Borrower's state:	Ohio	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	600-619 (Sep-2008) 600-619 (Jun-2007) 580-599 (May-2007) 520-539 (Dec-2006)
Principal balance:	$169.57	1+ mo. late:	0 ( 0% )
Total payments billed:	31
Description
Help pay off all unsecured debt
Purpose of loan:
This loan will be used to pay off the only 3 credit cards I have. I am working to be debt free by the time I am 40 and have made much progress including having my last prosper loan within 150 of being paid off with every payment on time and even several months early. I desire to do the same with this loan as well, paying off my credit cards within 2 - 3 years instead of never with the minimum payments.
My financial situation:
I am a good candidate for this loan because I have a?good budget?and with the exception of 2 card payments I missed for 30 days I have kept my bills paid up.? I work hard with 2 jobs and I am trying to get my my last 3 credit cards paid off so I will be closet to my goal of debt free before I am 40.
Monthly net income: $
2500 a month self employed sales.? My company has had sales of 150,000 this past year and it appears my income will be around 20,000 for the year after all my first year write offs are taken. I have a?lower than desired?credit score at the moment because I took credit hits from running everything I did at the start of my business.? I did not realize that credit inquirys impacted a score so much, and I went from?a 620?middle score down a bit with putting applications in to several credit card processors and other places like tele check. I have had trouble in the past 5 or 6 years ago but have recovered from that as my credit history shows that I have nothing but increases in my credit score over the last few years.
Monthly expenses: $
??Housing: $ 400
??Insurance: $ 100
??Car expenses: $ 350
??Utilities: $ 100
??Phone, cable, internet: $ 40
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 150
??Other expenses: $ 50
My last listing was a D rating with a 35% debt to income and 5 delinquent at the time.? This listing shows improvement in my file and the delinquency is incorrect. My last late payment was to a credit card and it was just over 30 days late and that was over 6 months ago. Before that the last late payment I made was well over a year ago.? I have increased my beacon score from 470 up to 520 reported by experian over the last 6 months alone.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443608
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 11.09%	Starting monthly payment:	$318.00

Auction yield range:	4.06% - 8.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1989	Debt/Income ratio:	13%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	6y 5m
Amount delinquent:	$0	Revolving credit balance:	$17,346	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	44%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	abundant-integrity	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to? pay off high interest credit cards

My financial situation:
I am a good candidate for this loan because? pay my bills on time
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443612
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$73.87

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1983	Debt/Income ratio:	21%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	24 / 21	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$69,769	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	98%	Stated income:	$100,000+
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	integrity-prescription6	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Dental Work & Paying off Bills
Purpose of loan: This loan will be used to pay off several small bills from retail credit accounts as well as pay for a recently diagnosed tooth crown (to avoid a more costly root canal later).

My financial situation: I have been working for the U.S. Navy for more than 27 years. I retired from active duty after 22 years and have been working as a Navy government civilian for the last 5 years. To say my job and my income is stable is a severe understatement. I am required to maintain a security clearance in my job which means I am not going to do anything that jeopardizes that. I am a good candidate for this loan because I am employed full time and have additional income from my Navy retirement. While my credit report may not reflect this, I always pay my debts and pay on time. I have a divorce-related bankruptcy in 2004 to eliminate $150K of debt run up by former spouse. The fact that I still hold my security clearance after all of this litigation validates my previous statements. I received a pay raise in January 2010 which increased my take-home income by approximately $500/month. Again, the credit report and picture are not true indicators of my credit-worthiness. They reflect the effects of several years of legal battles to keep my older son as part of my family. We now have language in our current court order to prevent the former spouse from initiating action again so we can now dig our way out of the financial hole the legal bills have created (very high balance to credit limit ratios).

I am a Retired Naval Officer who believes in honor courage and commitment. I provide for my family and will do nothing to put this family in a position to compromise our financial stability despite the efforts of a litigious former spouse. I am a man of my word and a man of honor and honor all debts I incur by the terms agreed to at the time of the loan. Any delinquencies noted on my credit report previously were joint accounts with my former spouse. I was directed by legal counsel not to pay the bills she had incurred after the divorce proceedings had been initiated. In retrospect it was not the best option but former spouse had run up almost $150K in retail debt thanks to my formerly spotless credit record.

Monthly net income: $ 11600

Monthly expenses: $ 7510
Housing: $ 2960
Insurance: $ 150
Car expenses: $ 1000
Utilities: $ 200
Phone, cable, internet: $ 200
Food, entertainment: $ 1000
Clothing, household expenses $ 400
Credit cards and other loans: $ 1200
Other expenses: $ 400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443622
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1995	Debt/Income ratio:	61%
Credit score:	720-739 (Jan-2010)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	57	Length of status:	5y 8m
Amount delinquent:	$0	Revolving credit balance:	$59,946	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	equitable-balance	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards/bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443624
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.06%	Starting borrower rate/APR:	18.06% / 20.27%	Starting monthly payment:	$904.56

Auction yield range:	17.06% - 17.06%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Oct-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	10 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	20	Length of status:	5y 5m
Amount delinquent:	$0	Revolving credit balance:	$12,607	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	38%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	truth-trumpet	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Rental Property Rehab - Secure Loan
Purpose of loan:
This loan will be used to rehab a duplex to enable it to be rented out. In a solid area. Your loan could be secured in a 1st place position against the property.

My financial situation: Experienced investor and real estate professional looking for private money to grow rental inventory.
I am a good candidate for this loan because I've managed rental properties and rehab projects since 2002.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443628
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$198.80

Auction yield range:	17.06% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1993	Debt/Income ratio:	15%
Credit score:	740-759 (Jan-2010)	Current / open credit lines:	15 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	14y 3m
Amount delinquent:	$0	Revolving credit balance:	$3,533	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	riveting-point	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
short term emergency family expense
Purpose of loan:
This loan will be used to cover sudden shorterm medical and moving expenses for brother/mother.

My financial situation:
I am a good candidate for this loan because I?established military employee with solid income who desires a to help my family. Traditional credit applications have been frustrating!? I live a lifestyle that can still afford the added monthly payment.?Recent moving due to military and recent divorce have caused certain credit bureaus to deny credit card application based on erroneous personal information. I cannot hasitly fix their inaccuracies, though have been trying. In the mean time personnal loans have approached a debt to income threshhold. this single loan amount will enable me to conclude final transactions needed to aid my family. I do not like having such debt but needs outweigh the cost at this time. -Thank You!

-- I would appreciate a lower interest rate but feel I have to start and accept a high rate to be a viable candidate.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443632
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	23.70%	Starting borrower rate/APR:	24.70% / 27.00%	Starting monthly payment:	$475.22

Auction yield range:	8.06% - 23.70%	Estimated loss impact:	8.56%
Lender servicing fee:	1.00%	Estimated return:	15.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-2006	Debt/Income ratio:	33%
Credit score:	700-719 (Jan-2010)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	8y 0m
Amount delinquent:	$0	Revolving credit balance:	$6,518	Occupation:	Clerical
Public records last 12m / 10y:	0/ 5	Bankcard utilization:	25%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Arimanes	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	700-719 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	700-719 (Aug-2008)
Principal balance:	$3,006.37	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Paying off my credit cards/taxes
Purpose of loan:
This loan will be used to????Pay off?all my credit cards and pay?past?state/federal taxes.???????

My financial situation:
I am a good candidate for this loan because? I am a hardworking, reliable Air Force retiree.? My income is approximately 63,000 per year.? My spouse, whom I have been married to for 26 years, also has an income not included here.? Additionally, I have numerous opportunities for overtime.? I am willing to do anything to keep my credit in good standing.? Additional background:? The Prosper family were generous enough to fund a loan for me in the past 2 years.? I have never been late on this loan nor on any payments ANYWHERE in the past 6 years.? The Prosper loan was for my daughters wedding, which went very well.? Thanks Prosper.?

Put your money on me, and you will receive?the excellent returns you deserve.? Remember, I work for the federal government, in a VA hospital.? I wont be getting laid off.? Thanks for your consideration,

Monthly net income: $ 4200

Monthly expenses: $ 2785.00
??Housing: $ 475.00????
??Insurance: $ 150.00????
??Car expenses: $ 795.00
??Utilities: $ 120.00????
??Phone, cable, internet: $ 175.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 570.00
??Other expenses:
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443638
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	14.06% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1999	Debt/Income ratio:	20%
Credit score:	620-639 (Jan-2010)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,647	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	108%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	deadgrassdog	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	32 ( 97% )	620-639 (Latest)
Principal borrowed:	$2,600.00	< mo. late:	1 ( 3% )	600-619 (Aug-2009) 580-599 (Apr-2008) 580-599 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	33
Description
Property Tax on Grandma's House
This is my 2nd Prosper Loan... My first Loan?was paid off early!?

Purpose of Loan:
My grandmother passed away in September 2009.? I have been cleaning the house out and preparing it to be put on the market.? In the meantime property taxes have come due and I need to get these taxes paid off before the house hits the market so it doesn't hold up or drive away any potential sale of the house.? This house should be a quick turn once it hits the market and this loan will also be paid off early.

Current Debts:
Capital One Auto Finance $13,265 @ 15.5%
American General Finance $6356 @ 20.73%
US Dept. Education $13,173 @ 7%
Capital One $525 @ 23.9%
HSBC $665 @ 28.9%
HSBC $320 @ 14.9%

Present Budget:
My net income: $4500

Total Expenses: $2975

Left Over: $1525

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439483
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-2001	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$5,971	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	awesome-contract5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Let my debt make you money!
Purpose of loan:
I am seeking a loan to combine all my debts into one lump sum and have a stable payment amount.? I have been paying?everything and keeping up, but this would allow me to quit trying to "plug the holes".? I can pay everything off and just have this payment to worry about.

My financial situation:
I am a hard worker.? Most of this year I worked 3 jobs at the same time in order to make sure my obligations are met and my family has what it needs.? Going to college while taking care of my family was hard and is what led to this debt.? I always pay my bills no matter what and you can rest assured?this will be paid in full.?

Monthly net income: $5,000

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 125
??Car expenses: $ 0 Truck?is paid for?
??Utilities: $ 150
??Phone, cable, internet: $150
??Food, entertainment: $?400
??Clothing, household expenses $500?
??Credit cards and other loans: $?400
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441011
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$22,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.50%	Starting borrower rate/APR:	9.50% / 9.84%	Starting monthly payment:	$704.72

Auction yield range:	3.06% - 8.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	7.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1998	Debt/Income ratio:	50%
Credit score:	820-839 (Jan-2010)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	10y 9m
Amount delinquent:	$0	Revolving credit balance:	$18,314	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	37%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	bonus-cell	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit card
This loan will be used to pay off a high interest credit card. I am a good candidate for this loan because I always pay my bills on time. I have recently been promoted and will be earning a higher wage at work. I was unfortunately caught in the credit crunch. The "low interest offer" on my credit card has expired, and due to the current economy, there are much fewer options.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443357
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$929.09

Auction yield range:	17.06% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Jan-2010)	Current / open credit lines:	6 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$120,543	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sturdy-return091	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Kids, Baseball & Literacy
Kidz Pak is an educational baseball activity magazine highlighting past baseball greats. Each issue features baseball history, biographies, trivia, games, and fun facts. The Kidz Pak magazine will be a paid 12 month electronic media subscription available for children ages 8-14. Projected launch date is April 2010 for the start of the upcoming baseball season.

Our mission is to promote literacy through baseball. We will partner with Minor League Baseball Clubs/Major League Baseball Clubs to promote Summer Reading Programs, recommend baseball related books into libraries, extend incentives to student readers who have met certain benchmarks, and expand the attendance base of children and their families for Minor League/ Major League teams. Future growth includes other sports such as: Football, Hockey, Golf, Basketball, Tennis, and Car Racing.

Funds are needed to cover the cost of the subscription website, marketing, and production of the monthly issues. Monthly loan payments will be made through sales on the reading & kids clubs subscriptions. We are currently in 22 Minor League Baseball?Stadiums across the USA and offer a variety of successful products.

Please visit our website: www.kidzpak.com for a complete list of our products & customers.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443417
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.70%	Starting borrower rate/APR:	23.70% / 25.99%	Starting monthly payment:	$195.38

Auction yield range:	8.06% - 22.70%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1989	Debt/Income ratio:	30%
Credit score:	720-739 (Jan-2010)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Occupation:	Other
Amount delinquent:	$0	Revolving credit balance:	$42,729	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	brightest-obedient-value	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Lower Interest Rate
Purpose of loan:
This loan will be used to pay off a high interest rate credit card?(Sears).?

My financial situation:
I am a good candidate for this loan because I take my financial obligations seriously.? I am not delinquent on any of my debts despite having a high debt ratio.? I am hoping that by lowering my interest rate I will be able to pay off this debt within a reasonable amount of time.? It would be a step toward lowering my debt ratio.? Unfortunately, their is no help for those that are not delinquent on their debts and are trying to meet all of their financial responsibilities.? There is only help for those that are in a bankruptcy type of a situation.? I don't believe in taking the easy way out.? My credit score is important to me.??I am currently working a second job to cover my expenses.? So, I am doing all I can on my end to meet my debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443429
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,750.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$71.82

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	12 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	23	Length of status:	20y 11m
Amount delinquent:	$0	Revolving credit balance:	$8,747	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Wasatchfront	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 96% )	680-699 (Latest)
Principal borrowed:	$5,555.00	< mo. late:	1 ( 4% )	640-659 (Dec-2007)
Principal balance:	$2,229.40	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
17 y Career agent consolidating
Purpose of loan:
This loan will be used to? I have been a residential Realtor for 17+ years. I have always enjoyed the commercial end and have done 1 to 3 commercial deals a year in addition to 10 to 20 homes sold.? During the time from August to December I had to use credit cards more than I wanted. This loan will pay off those plus a small bit or room while ramp up this month. I have the contacts and experience and plan to do as well this year focusing on short sales and foreclosures. I have a lot of experience in negotiating short sales and our market is seeing them much more now. I have listings with short sale offers. It is simply a longer time frame now for approval. I have a current Prosper loan that will be 2 years old in January, 2010. I have never missed a payment. I was one day late once as My bank put a 10 day hold on a check that I thought was a 5 day hold.I made the phone calls and got it paid the same day.

My financial situation:
I am a good candidate for this loan because? I have about 30% equity in my home (even in today's market.). I am reliable and will never default. I have lived in this home 9 years. I have had my bank account for 23 years. Credit score is a bit low as real estate has its ups and downs lately.

Monthly net income: $ 5,500 Varies with strait commission. My annual is between $40,000 to 65,000

Monthly expenses: $
??Housing: $ 1291
??Insurance: $ 55
??Car expenses: $53
??Utilities: $ 300
??Phone, cable, internet: $100
??Food, entertainment: $500
??Clothing, household expenses $ 200
??Credit cards and other loans: $400
??Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443435
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,870.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.01%	Starting borrower rate/APR:	9.01% / 9.35%	Starting monthly payment:	$91.28

Auction yield range:	3.06% - 8.01%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Apr-1986	Debt/Income ratio:	12%
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	5y 7m
Amount delinquent:	$0	Revolving credit balance:	$57,419	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	charming-benjamins	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
credit card consolidation
I?will consolidate credit cards with this loan and save a ton in interest.?I am?interested, as well,?in eventually investing through this site so I want to learn more about it from the perspective of a borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443465
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-1999	Debt/Income ratio:	16%
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	24	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$3,570	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	25%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	currency-charmer6	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off atv
Purpose of loan:
This loan will be used to? payoff high interest rate loans on atv, credit cards consolidating into one bill.

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443473
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$126.08

Auction yield range:	4.06% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-2002	Debt/Income ratio:	43%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	19 / 16	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$16,879	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	IMPULSE82	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off high interest card.
Purpose of loan:
This loan will be used to pay off my high interest credit card, i used my credit cards to cover expenses that I had to bear for traveling, lodging for a new job.
My financial situation:
I am a good candidate for this loan because I have a bright future in medicine.I am starting a new job in July 2009 with a pay range 45,000- 60,000, i just do not want to pay APR of 26 % on one of my credit card. Thank You for your help.

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Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443479
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 12.35%	Starting monthly payment:	$830.36

Auction yield range:	3.06% - 11.00%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	9.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-1990	Debt/Income ratio:	28%
Credit score:	820-839 (Jan-2010)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	17y 6m
Amount delinquent:	$0	Revolving credit balance:	$2,601	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	loanseeker-44	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Money wanted to start business
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443485
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.06%	Starting borrower rate/APR:	18.06% / 20.27%	Starting monthly payment:	$904.56

Auction yield range:	17.06% - 17.06%	Estimated loss impact:	35.44%
Lender servicing fee:	1.00%	Estimated return:	-18.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Sep-1991	Debt/Income ratio:	33%
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	21 / 16	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	78	Length of status:	3y 11m
Amount delinquent:	$2,408	Revolving credit balance:	$96,281	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	101%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	best-order-wheel	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off credit cards.

My financial situation:
I am a good candidate for this loan because of my commitment to be debt free.? I have a good paying job, and expect to have the loan paid off by then of 2011.? Despite being at times having to make payments late to current credit card creditors, I have consistently paid more than the minimum payment.

Monthly net income: $ 7200

Monthly expenses: $
??Housing: $ 2000
??Insurance: $ 200
??Car expenses: $ 1300
??Utilities: $ 300
??Phone, cable, internet: $ 250
??Food, entertainment: $ 500
??Clothing, household expenses $?500
??Credit cards and other loans: $ 50,000 ($25K?is credit card, $ 25,000 is a home equity line of credit)
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443491
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,400.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.15%	Starting borrower rate/APR:	6.15% / 6.49%	Starting monthly payment:	$42.69

Auction yield range:	3.06% - 5.15%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-1991	Debt/Income ratio:	7%
Credit score:	820-839 (Jan-2010)	Current / open credit lines:	11 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	5y 3m
Amount delinquent:	$0	Revolving credit balance:	$5,389	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	6%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	darylt	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paid Chase Timely, Rate Raised 9%
Purpose of loan:
This loan will be used to pay off my Chase account after they raised my rate by 9%, from under 10% to almost 18%, despite no late payment history. I have been paying down my debt, and have a larger balance on another card, but at a lower rate. The idea behind the loan is to pay off Chase and its jacked-up rate, in order to allocate more dollars towards paying down the card with the higher balance.

My financial situation: is good.
I am a good candidate for this loan because I pay off extra principal on my mortgage each month, which is kind of unheard of lately, no?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443509
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 31.36%	Starting monthly payment:	$41.04

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1993	Debt/Income ratio:	33%
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	23	Length of status:	13y 1m
Amount delinquent:	$0	Revolving credit balance:	$2,293	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	13	Homeownership:	No
Inquiries last 6m:	0
Screen name:	racer31	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	640-659 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	600-619 (Oct-2007) 600-619 (Sep-2007) 600-619 (Jul-2007)
Principal balance:	$333.28	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
payoff equipment
Purpose of loan:
(explain what you will be using this loan for)
to purchase mechanical equipment
My financial situation:
(explain why you are a good candidate for paying back this loan)
my ex wife is finally out of my wallet no kids involved she used my name to start her own business then left with the money and left me with the bills from a failed business I previously had excellent credit? also have a lawyer handling my bad debt that my ex created in my name without my knowledge It is the 50k that is showing up on credit report
Monthly net income: $ 2143Monthly expenses: $
??Housing: $ 0
??Insurance: $ 75.00
??Car expenses: $ 392.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 45.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 120.00
??Credit cards and other loans: $ 65.00
??Other expenses: $ 0

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443515
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$294.03

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jun-2000	Debt/Income ratio:	39%
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	18	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$5,805	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	1
Screen name:	productive-greenback	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan: Debt Consolidation
This loan will be used to consolidate all my credit cards into one monthly payment which will provide me?
the opportunity to better myself financially.

My financial situation: Stable and consistent
I am a good candidate for this loan because I'm dependable,reliable and will pay the borrowered funds back?
in a timely manner.?

Monthly net income: $
2900.00
Monthly expenses: $
??Housing: $?800.00
??Insurance: $ 100.00
??Car expenses: $ 0
??Utilities: $ included
??Phone, cable, internet: $ included
??Food, entertainment: $? 0
??Clothing, household expenses $ 0?
??Credit cards and other loans: $ 500.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443553
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.06%	Starting borrower rate/APR:	18.06% / 20.27%	Starting monthly payment:	$470.37

Auction yield range:	17.06% - 17.06%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1994	Debt/Income ratio:	10%
Credit score:	720-739 (Jan-2010)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	18y 8m
Amount delinquent:	$0	Revolving credit balance:	$249,768	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Nethead	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	30 ( 100% )	720-739 (Latest)
Principal borrowed:	$25,000.00	< mo. late:	0 ( 0% )	760-779 (Jun-2007)
Principal balance:	$4,809.88	1+ mo. late:	0 ( 0% )
Total payments billed:	30
Description
Great Opportunity/2nd Prosper Loan
This will be our second loan with Prosper. See details on listing page. I have never been late nor missed a payment despite closing the business 1 1/2 years ago. All payments ( $850 per month) have been made from my personal income since the business/sports bar closed. Our first Prosper loan only has 5 payments remaining ($4000). Prosper is awesome and that is why I am returning. This loan request needs a little more explanation than the previous one. This loan is going to be used to finance a car for my Brother. Although I am the guarantor of the Prosper loan and payments will come out of my bank account, my Brother will actually be paying me monthly for the full payment. He has a good job at a company that he has worked at for many years, however he has too low of a credit score to get traditional financing. I don't want him to get ripped off with a 30% interest rate. Also, I will be the sole lien holder on the car. So, if anything happens to him or for some reason in the future he can't make the payments, I will own the car and could sell it to pay the loan off. As you can see this loan request has been well thought out and the loan has quite a few safety nets to manage your risk.He will be buying a nice , newer, used car so depreciation shouldn't be a concern. I am not worried about his ability to pay, I have loaned him money in the past and he has always paid. I just want to be upfront with the investors. So, to recap. I borrow the money for him. He buys a good car for work. I am the sole lien holder on the car. He pays me every month to cover the Prosper payment. If something happens to him or his ability to pay, I have the car for collateral, but I still can make the payments or sell the car to pay the loan off. Thank you for your consideration. Since I have an excellent rating with Prosper and this is in reality a secured loan, I will asking for a low rate. By the way, despite an excellent credit score of 781 at Trans Union and 725 at Experian ( can never figure out why they are different), Prosper rating system considers this a high risk loan. Probably because revolving credit is $249k. That is a home equity loan that was also disclosed on my first Prosper loan. Never late and not a problem to pay every month. I should probably convert it to a traditional mortgage so it doesn't show up as revolving. I'm sure the interest rate for this loan will be bid down. Thanks again.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443571
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 31.36%	Starting monthly payment:	$41.04

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1999	Debt/Income ratio:	529%
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	8 / 8	Employment status:	Retired
Now delinquent:	0	Total credit lines:	30	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$10,893	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	credit-electron1	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home improvment
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443599
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	8.06% - 34.00%	Estimated loss impact:	9.33%
Lender servicing fee:	1.00%	Estimated return:	24.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-1995	Debt/Income ratio:	10%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	11y 8m
Amount delinquent:	$0	Revolving credit balance:	$2,939	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	57%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	MDbruh38	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 85% )	760-779 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	2 ( 15% )	680-699 (Jul-2008) 640-659 (Sep-2007) 620-639 (Jun-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
RELIST = Real Estate Investment
Purpose of loan:
I will use the money?for a downpayment on an investment property of $189,500. I need 20% downpayment on the property. The property will generate net operating income of $825.00 per month after expenses.

My financial situation:
The income that will be generated from the property including my personal income and rental income will be more than enough to allow me to make loan payments. I have a?decent credit history. I had a previous Prosper loan and paid it off early.? I have been employment with my employer for 15 years. This is my second attempt for funding. I reduced the loan amount and provided financials in hopes of attracting lenders. ?My Prosper loan was late two months due to fraudalent activity on my account. The bank frose my account, which prevent the drafts from being deducted. I paid the loan premium the same day with another checking account.

Thank you very much for taking the time to consider my? loan request.

Annual Income ($107,100)
Monthly Net Income ($5834)
Other Income ($700 per monthly personal property rental unit)

* Other investment property income = $2513 (not used in calculating disposable income)

Monthly Expenses ($3801)
Mortgage = 2486.00
Car Loan = 440.00
Car Insurance = 89.00
Credit Card/Loans = 386.00
Other Household Expenses = $400

Disposable Monthly Income ($2733)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443603
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.70%	Starting borrower rate/APR:	23.70% / 25.99%	Starting monthly payment:	$195.38

Auction yield range:	8.06% - 22.70%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1999	Debt/Income ratio:	28%
Credit score:	700-719 (Jan-2010)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	8y 10m
Amount delinquent:	$0	Revolving credit balance:	$22,403	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	sophisticated-money4	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit card raising fees
Purpose of loan:
This loan will be used to pay off credit cards that have recently raised my interest rates for no reason. I have always paid on time and more than minimum due but they still raised the interest rate anyway. I called and tried to negotiate since I've been a customer for many years but they were unwilling to help me. The only way they would help me would be if I?failed to pay my bill, they are out of their minds!?I would really prefer to pay someone other than them.

My financial situation:
I am a good candidate for this loan because?
I have had the same job for 9 years and have always strived to pay every bill on time.?I?got married in May and my wife and I are trying to clean up our financial situation. I work as an engineer in a company over 100 years old and my wife is a middle school teacher in a small town.
Monthly net income: $
4800
Monthly expenses: $
??Housing: $ 1225
??Insurance: $ 150
??Car expenses: $?600
??Utilities: $ 110
??Phone, cable, internet: $ 80
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $600 (if I get this loan this will be down to $250)?
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443605
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.06%	Starting borrower rate/APR:	18.06% / 20.27%	Starting monthly payment:	$361.83

Auction yield range:	17.06% - 17.06%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1994	Debt/Income ratio:	37%
Credit score:	680-699 (Jan-2010)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	6y 4m
Amount delinquent:	$0	Revolving credit balance:	$20,163	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	economy-dna	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit card re-payment; home improv
Purpose of loan:
This loan will be used to pay off credit card debt and do some home improvements.

My financial situation:
I am a good candidate for this loan because I am a full-time, long-term employee who wants to get rid of debt.

Monthly net income: $

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 129
??Car expenses: $
??Utilities: $ 50
??Phone, cable, internet: $ 140
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $?400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443611
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 16.16%	Starting monthly payment:	$205.07

Auction yield range:	4.06% - 13.00%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	10.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1994	Debt/Income ratio:	14%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	7y 6m
Amount delinquent:	$0	Revolving credit balance:	$55,288	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	compassion-happiness0	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal
Purpose of loan:
This loan will be used to?
?help me with a decision that I have been thinking about for 5 years.? I have an 11 year old son.? We have a great relationship.? He does great in school.?Having a good, healthy?makes me happy. ?I am ready? and excited to do something for myself.
My financial situation:
I am a good candidate for this loan because?
I am an extremely responsible individual.? I pay all my bills on time?or before the due date.? On many occasions my?payments are?more than the?minimum monthly payment due.? I take pride in being a citizen with valuable ethics and morals.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443617
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$173.37

Auction yield range:	4.06% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1996	Debt/Income ratio:	25%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	12y 8m
Amount delinquent:	$0	Revolving credit balance:	$36,539	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	28%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	yield-plato	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443619
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$99.40

Auction yield range:	14.06% - 24.00%	Estimated loss impact:	15.78%
Lender servicing fee:	1.00%	Estimated return:	8.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-1992	Debt/Income ratio:	30%
Credit score:	620-639 (Jan-2010)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$64,496	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	CollardEnterprises	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 100% )	620-639 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	660-679 (Sep-2009) 660-679 (Jul-2009) 700-719 (Jan-2008) 600-619 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Expanding BioDiesel Business!!
Purpose of loan:
? C0llard Enterprises, Inc. (C0llard Green Fuels) needs you help expanding!? I require financing to expand my business.? I am looking to purchase production equipment and supplies to expand producing Bio-Diesel for customers I already have.? I have been producing Bio-Diesel on a small scale now for over a year and want to take the next step.? I have a constant supply of FREE waste vegetable oil (WVO) as well as 500+ gallons already on hand.?

I am currently selling centrifuge filtered WVO for $1.75-$2.00/gallon

Bio-Diesel will be sold at $2.50-$3.00/gallon depending on the price of methenol.

Visit?www.c0llardgreenfuels.com (replace the 0 with an o)

?I have customers asking for the Bio-Diesel and Massachusetts law now requires 20% Bio-Diesel in all home heating oil with there Bio-Heat program.

Will you help say NO to big oil?!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443629
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.05%	Starting borrower rate/APR:	14.05% / 16.45%	Starting monthly payment:	$51.30

Auction yield range:	6.06% - 13.05%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1990	Debt/Income ratio:	11%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	14 / 9	Employment status:	Retired
Now delinquent:	0	Total credit lines:	54	Length of status:	4y 10m
Amount delinquent:	$0	Revolving credit balance:	$11,322	Stated income:	$75,000-$99,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	53%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	noble-community7	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan: Debt payments=
This loan will be used to help pay off credit card debt and catch up on my car payment

My financial situation is stable and good
I am a good candidate for this loan because my income is fixed and guarranteed by the government. I receive (2) benefit checks, SSD and VA Disability at 100% permanent
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443631
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	8.06%	Starting borrower rate/APR:	9.06% / 11.15%	Starting monthly payment:	$143.22

Auction yield range:	8.06% - 8.06%	Estimated loss impact:	7.16%
Lender servicing fee:	1.00%	Estimated return:	0.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-1997	Debt/Income ratio:	12%
Credit score:	780-799 (Jan-2010)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	26	Length of status:	0y 5m
Amount delinquent:	$549	Revolving credit balance:	$0	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	brianarsen45	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	780-799 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	740-759 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Car Loan. Cedit Score >780
About Me:
I am a father of a beautiful little girl, and a husband to a beautiful wife.? I live a modest lifestyle in a single family home.? I am a Veteran of the Marine Corp. and am very proud to have served this country

Purpose of loan:This loan will be used to pay off a loan from GTE Federal Credit Union (https://www.gtefcu.org).? I am not happy with their service and I would rather pay interest to deserving individuals.? The loan APR is 8.9% and I hope I can get the same rate through ProsperMy financial situation:My financial situation is very good.? I have a very steady job with a company that weathered the economic crisis with no layoffs.? I make $50k a year and have no credit cards.? The only items I have financed is the 2000 Toyota 4Runner through GTE and a MAC toolbox that I owe a little over $3k and the payment is approximately $125 monthly.? I also have a home mortgage that cost $1180 a month.? I have excellent credit and have never missed a payment on anything in my life.? I have one delinquency that is a medical payment that I believe the insurance company should have payed, and obviously they think it was my responsibility.? It was for wisdom teeth extraction I believe in 2004, if you need more info please contact me.
Information in the Description is not verified.